Exhibit 99.3

CUSTODY AGREEMENT AND POWER OF ATTORNEY

          CUSTODY AGREEMENT AND POWER OF ATTORNEY, dated April 21, 2004 (“this Agreement”), among SunTrust Bank, as Custodian (the “Custodian”), any two of Gary C. Pierson, Michael P. Collison, Christine Gaylord Everest, acting in concert, as attorneys-in-fact (the “Attorneys-In-Fact”) and                                          (the “Selling Stockholder”).

          WHEREAS, Gaylord Entertainment Company, a Delaware corporation (the “Company”), has filed a registration statement on Form S-3 (file no. 333-114293) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission to register for sale to the public under the Act, shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”).

          WHEREAS, the shares to be covered by the Registration Statement include up to                                         shares of Common Stock to be sold by the Selling Stockholder (the “Shares”).

          NOW THEREFORE, in consideration of the mutual promises, covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. (a) In connection with the foregoing, the Selling Stockholder hereby makes, constitutes and appoints the Attorneys-In-Fact and each of their respective substitutes appointed pursuant to Section l(b) hereof, the true and lawful attorneys-in-fact of the undersigned stockholder, with full power and authority, in the name of and on behalf of the Selling Stockholder:

     (i) for the purpose of effecting the sale of the Shares, to execute, deliver and perform an underwriting agreement to be dated April 27, 2004 (the “Underwriting Agreement”), by and among the Company, the Selling Stockholder and the other selling stockholders listed in Schedule II thereto, Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc. as Representatives (the “Representatives”) of the several underwriters (the “Underwriters”) listed in Schedule I thereto.

     (ii) to authorize the issuance of new certificates representing the Shares and to endorse, transfer and deliver such certificates for the Shares to or on the order of the Representatives, or to their nominee or nominees, and to give such written orders and instructions to the Custodian as the Attorneys-in-Fact may in their sole discretion determine with respect to (A) the transfer on the books of the Company of the Shares in order to effect such sale (including the names in which new certificates for such Shares are to be issued and the denominations thereof); (B) the delivery to or for the account of the Representatives of the certificates for the Shares against receipt by the Custodian of the full purchase price to be paid therefore; (C) the execution and delivery of a cross receipt of the full purchase price to be paid for the Shares to the Representatives; (D) the payment of the expenses described in the Underwriting Agreement; (E) the remittance to the Selling Stockholder of the Selling Stockholder’s share of the proceeds from any sale of Shares, after payment of the expenses described in the Underwriting Agreement; and (F) the return to the Selling Stockholder of certificates representing the number of Shares (if any) deposited with the Custodian but not sold by the Selling Stockholder under the Registration Statement for any reason;

     (iii) to take, on behalf of the Selling Stockholder, all steps deemed necessary or advisable by the Attorneys-In-Fact in connection with the registration of the Shares under the Act, including without limitation filing amendments to the Registration Statement, requesting acceleration of effectiveness of the Registration Statement, informing the Underwriters and any other parties that the Registration Statement and such amendments do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that the representations and warranties set forth in the Registration Statement only apply to statements or omissions in the Registration Statement and the Prospectus based upon information relating to such Selling Stockholder furnished to the Company in writing by such Selling Stockholder expressly for use therein, and such other steps as the Attorneys-in-Fact may in their absolute discretion deem necessary or advisable;

     (iv) to make, acknowledge, verify and file, on behalf of the Selling Stockholder, applications, consents to service of process and such other undertakings or reports as may be required by law with state commissioners or officers administering state securities or Blue Sky laws and to take any other action required to facilitate the qualification of the Shares under the securities or Blue Sky laws of the jurisdictions in which the Shares are to be offered;

     (v) if necessary, to endorse (in blank or otherwise), on behalf of the Selling Stockholder, the certificate or certificates representing the Shares, or a stock power or powers attached to such certificate or certificates; and

     (vi) to make, execute, acknowledge and deliver all such other contracts, orders, receipts, notices, requests, instructions, certificates letters and other writings and, in general, to do all things and to take all action which the Attorneys-In-Fact in their sole discretion may consider necessary or proper in connection with or to carry out the aforesaid sale of Shares, as fully as could the Selling Stockholder if personally present and acting.

          (b) The Attorneys-In-Fact shall have the full power to make and substitute any person in their place and stead, and the Selling Stockholder hereby ratifies and confirms all actions that the Attorneys-In-Fact and any substitute or substitutes shall take by virtue of these presents; provided, however, that the purchase price of each Share shall not be less than the price set forth in the Underwriting Agreement (unless the Selling Stockholder consents to such lesser purchase price per Share in writing).

     2. (a) A custody arrangement is hereby established by the Selling Stockholder with the Custodian with respect to the Shares, and the Custodian is hereby instructed to act in accordance with this Agreement and any amendments or supplements hereto authorized by the Attorneys-in-Fact and the Custodian.

          (b) There are herewith delivered to the Custodian, and the Custodian hereby acknowledges receipt of the Shares, which Shares have been deposited in book-entry form from the Selling Stockholder’s security account and are accompanied by duly executed stock powers. Such Shares are to be held by the Custodian for the account of the Selling Stockholder and are to be disposed of by the Custodian in accordance with this Agreement. The Custodian shall have no duty or responsibility to confirm or verify whether or not the Shares delivered to it hereunder represent the appropriate number of shares of Common Stock to be sold by the Selling Stockholder in accordance herewith, but shall verify the number of shares actually transferred.

          (c) The Custodian is authorized and directed by the Selling Stockholder:

     (i) to hold the Shares delivered by the Selling Stockholder in its custody;

     (ii) on the date the Underwriting Agreement is executed, upon written instructions of the Attorneys-In-Fact, to issue certificates representing Shares that have been deposited with it in book-entry form registered in the name of the Selling Stockholder and to cause such Shares to be transferred on the books of the Company into such names as the Custodian shall have been instructed in writing by the Representatives; to cause to be issued, against surrender of certificates for the Shares, a new certificate or certificates for such Shares, free of any restrictive legend, registered in such name or names, and to deliver such new certificates representing such Shares to the Representatives on any Closing Date to or on the order of their account or accounts, or to transfer such Shares electronically to DTC for credit to Cede & Co. for the account of the Underwriters, in either case, upon receipt of full payment therefore (provided, however, that unless the Attorneys-in-Fact have instructed the Custodian in writing prior to the Custodian’s receipt of any such moneys of the exact amount of such payment, the Custodian shall have no duty or obligation to confirm or verify the accuracy or correctness of the amount of any payments made to it hereunder); to give receipt for any payment received; and to pay such expenses as described in the Underwriting Agreement and requested to be paid by the Attorneys-in-Fact, but only to the extent the Custodian has received precise written instructions from the Attorneys-In-Fact as to the amounts to be withheld and/or paid and the identities of any of the recipients thereof; and

     (iii) to disburse to the Selling Stockholder pursuant to the written instructions of the Attorneys-In Fact to the accounts stated on the attached signature page of this Agreement on any Closing Date, a sum equal to the share of the proceeds to which the Selling Stockholder is entitled after payment of the expenses described above, as determined by the Attorneys-In- Fact, less any reserve amount designated by the Attorneys-In-Fact.

          (d) Notwithstanding the irrevocability of this Custody Agreement and Power of Attorney as provided for in Section 3 below, in the event the Shares are not sold prior to June 1, 2004, the Custodian shall redeliver to the Selling Stockholder the Shares held in its custody by book-entry or otherwise as soon as practicable after the earlier to occur of such date and termination of the offering of the Shares. The Custodian shall also return any stock powers delivered to it by the Selling Stockholder.

     3. This Agreement and all authority conferred hereby is for the express benefit of the Selling Stockholder, and the Underwriters and for the purpose of completing the transaction contemplated hereby. The obligations and authorizations of the Selling Stockholder hereunder are, except as expressly provided herein, irrevocable and shall not be terminated by any act of the Selling Stockholder or by operation of law, whether by the death, disability or incapacity of the Selling Stockholder, or by the occurrence of any other event or events (including, without limitation, the dissolution, termination or liquidation of any corporation, trust or partnership), and if after the execution hereof the Selling Stockholder shall die or become disabled or incapacitated, or if any other event or events shall occur before the delivery of the Selling Stockholder’s Shares hereunder to the Representatives or the completion of the sale of the Shares as contemplated hereby, the Shares shall be delivered to the Representatives and the sale of the Shares shall be completed in accordance with the terms and conditions of this Agreement, as if such event had not occurred, regardless of whether or not the Custodian, the Attorneys-In-Fact, the Underwriters or any of them, shall have received notice of such event.

     4. Until payment of the purchase price for the Shares has been made by or for the account of the Underwriters, the Selling Stockholder shall remain the owner of (and shall retain the right to receive dividends and distributions on, and to vote) the Shares delivered to the Custodian hereunder. Until such payment in full has been made or until the offering of Shares has been terminated or withdrawn, or until the date set forth in Section 2(d) hereof, the Selling Stockholder agrees that such Selling Stockholder will not, and will not cause, directly or indirectly, give, assign, sell, offer, contract or grant any option to sell, pledge, hypothecate, grant any lien on, transfer, or otherwise dispose of the Shares or any interests therein, without the prior written consent of the Representatives (which consent may be withheld in its sole discretion).

     5. The Selling Stockholder hereby represents, warrants and covenants to the Custodian and the Attorneys-In-Fact that:

          (a) All authorizations and consents, including, but not limited to, any releases necessary for the execution and delivery by the undersigned of this Agreement and for the sale and delivery of the Shares to the Underwriters as contemplated hereby and in the Underwriting Agreement have been obtained and are in full force and effect; and such Selling Stockholder has full right, power and authority to enter into this Agreement and the Underwriting Agreement and to sell, transfer and deliver the Shares to the Underwriters as contemplated hereby and in the Underwriting Agreement;

          (b) The representations and warranties of the Selling Stockholder set forth in Section 4 of the Underwriting Agreement are hereby incorporated by reference herein, and the Selling Stockholder represents and warranties that such representations and warranties are true and correct on the date hereof.

          (c) The Selling Stockholder will promptly advise the Attorneys-In-Fact and the Custodian in writing if.

     (i) the name and address of the Selling Stockholder is not properly set forth in the preliminary prospectus (the “Prospectus”) contained in the Registration Statement at the time it becomes effective;

     (ii) the Selling Stockholder has knowledge that any representations and warranties set forth in Section 4 of the Underwriting Agreement or if any representation and warranty contained in this Agreement ceases to be true and correct in any material respect at any time after the date hereof;

          (d) The Selling Stockholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares other than a Prospectus or other material permitted by the Act;

          (e) The Selling Stockholder will notify the Company and the Custodian in writing immediately of any changes in the foregoing information which should be made as a result of developments occurring after the date hereof and prior to any Closing Date, and the Custodian, the Attorneys-In-Fact and the Underwriters may assume that there has not been any such development unless advised to the contrary; and

          (f) This Agreement is the valid and binding agreement of the Selling Stockholder and is enforceable against the Selling Stockholder in accordance with its terms, except as such enforceability may be limited by general principles of equity, whether applied in a court of law or a court of equity, and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally.

     6. The representations, warranties and covenants of the Selling Stockholder in this Agreement as well as those contained in Sections 4 and 6 of the Underwriting Agreement are made for the benefit of, and may be relied upon by, the Attorneys-In-Fact and the Custodian and its counsel and the Underwriters and their Representatives, agents and counsel, and shall remain operative and in full force and effect, and shall survive delivery of and payment for the Shares, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any of the persons listed in the preceding sentence and (ii) acceptance of the Shares and payment for them pursuant to the Underwriting Agreement.

     7. The Attorneys-In-Fact and the Custodian shall be entitled to act and rely upon statement, request, notice or instructions respecting this Agreement and the powers and authorizations granted hereunder by the Selling Stockholder, not only as to the authorization, validity and effectiveness thereof, but also as to truth of any information therein contained. The Selling Stockholder agrees to deliver to the Attorneys-in-Fact or to the Custodian such additional documentation as the Attorneys-In-Fact, the Custodian, the Company, the Underwriters, the Representatives or any of their respective counsel may request to effectuate or confirm compliance with any of the provisions hereof, all of the foregoing to be in form and substance reasonably satisfactory in all respects to the Attorneys-in-Fact and the Custodian or such counsel.

     8. In taking any action requested or directed by the Representatives under the terms of this Agreement, the Custodian and Attorneys-In-Fact will be entitled to rely upon a writing signed by any Vice President, Senior Vice President, Managing Director, Executive Director, Director, Counsel, Assistant General Counsel or General Counsel of either Deutsche Bank Securities Inc. or J.P. Morgan Securities Inc.

     9. The Selling Stockholder agrees that the Custodian and the Attorneys-In-Fact may consult with counsel of their own choice (who may be counsel for the Company), and the Custodian and the Attorneys-In-Fact shall have full and complete authorization and protection for any reasonable action taken, suffered, or omitted by the Custodian or the Attorneys-In-Fact hereunder in reliance upon the advice or opinion of such counsel and not in bad faith.

     10. The Custodian is entitled to act and rely upon any statement, request, authorization, notice or instruction respecting this Agreement given to the Custodian by the Selling Stockholder or the Attorneys-In Fact, or either of them acting alone. In the event the Custodian reasonably and not in bad faith believes any ambiguity or uncertainty exists under this Agreement or in any notice, instruction, direction, request or other communication, paper or document received by the Custodian hereunder, the Custodian may, at its sole discretion, reasonably and not in bad faith refrain from taking any action, and shall be fully protected and shall not be liable in any way to the Selling Stockholder or any other person or entity for reasonably and not in bad faith refusing to take such action, unless the Custodian receives written instructions signed by the Attorneys-In-Fact that eliminates such ambiguity or uncertainty.

     11. The Custodian shall be entitled to reasonable compensation and reimbursement of all out of pocket costs and expenses in connection with acting as Custodian hereunder. Notwithstanding anything in this Agreement to the contrary, the Custodian may resign as Custodian hereunder upon thirty (30) days prior written notice given to the Selling Stockholder.

     12. It is understood that the Custodian assumes no responsibility or liability to any person or entity other than to take appropriate and authorized actions with respect to the Shares deposited with it and the proceeds from the sale of the Shares in accordance with the provisions hereof. The Custodian makes no representations with respect to, and shall have no responsibility for, or deemed to have any knowledge of, the content of the Registration Statement, the Preliminary Prospectus or the Prospectus nor, except as herein expressly provided, for any aspect of the offering of Common Stock, or for the validity, value, genuineness or effectiveness of the Common Stock or any matter related thereto. The Custodian shall not be liable for any error of judgment or for any action taken, suffered or omitted to be taken or for any mistake of fact or law except for its own gross negligence, willful misconduct, or bad faith (each as determined by an order, judgment, decree or ruling (which is final and non-appealable or for which any period to appeal has expired) of a court of competent jurisdiction). No implied covenants or obligations shall be read into this Agreement against the Custodian. None of the provisions contained in this Agreement shall require the Custodian to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties, or in the exercise of any if its rights or powers, hereunder.

     13. The Selling Stockholder hereby agrees to indemnify the Custodian and the Attorneys-In-Fact for and to hold the Custodian and the Attorneys-In-Fact harmless against any and all losses, claims, damages, settlements, costs, expenses, judgments, fines, penalties or liabilities incurred on their part arising out or in connection with the execution of this Agreement or acting as the Custodian or Attorneys-In-Fact, as the case may be, pursuant hereto, as well as the cost and expenses of investigating and defending any such losses, claims, damages, settlements, costs, expenses, judgments, fines, penalties or liabilities, and the cost of enforcing this indemnity, except to the extent such losses, claims, damages, settlements, costs, expenses, judgments, fines, penalties or liabilities are due to the gross negligence, willful misconduct or bad faith (each as determined by an order, judgment, decree or ruling (which is final and non-appealable or for which any period to appeal has expired) of a court of competent jurisdiction) of the Custodian or the Attorneys-In-Fact, as the case may be. The indemnity provided herein shall survive the termination of this Agreement. The costs and expenses incurred in enforcing this right of indemnification shall be paid by the Selling Stockholder. Anything herein to the contrary notwithstanding, in no event (other than by reason of willful misconduct) shall the Custodian be liable for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Custodian has been advised of the likelihood of such loss or damage. Any liability of the Custodian will be limited to the amount of fees paid to the Custodian hereunder.

     14. The Custodian shall not be liable for any failures, delays or losses arising directly or indirectly out of conditions beyond its reasonable control, including, but not limited to, acts of government, exchange or market ruling, suspension of trading, work stoppages or labor disputes, civil disobedience, riots, rebellions, electrical or mechanical failure, computer hardware or software failure, communications facilities failures including telephone failure, war, terrorist acts, fires, earthquakes, storms, floods, acts of God or similar occurrences.

     15. The Custodian’s and the Attorneys-In-Fact’s acceptance of this Agreement by their execution hereof shall constitute an acknowledgment by such parties of the authorization herein conferred and shall evidence the Custodian’s and the Attorneys-In-Fact’s agreement to carry out and perform their respective obligations under this Agreement in accordance with its terms.

     16. It is understood that the Attorneys-In-Fact shall serve entirely without compensation, except that such Attorneys-In-Fact shall be entitled to cause the Custodian to pay, from the proceeds payable to the undersigned stockholder, the undersigned stockholder’s proportionate share of any out-of-pocket expenses incurred under this Agreement and similar instruments executed by other selling stockholders listed in Schedule II of the Underwriting Agreement.

     17. This Agreement may be executed in one or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

     18. This Agreement shall be binding upon the Custodian, the Attorneys-In-Fact, the Selling Stockholder and the respective heirs, legal representatives, distributees, successors and assigns of such Selling Stockholder.

     19. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS AND INSTRUMENTS ENTERED INTO AND WHOLLY PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THAT COULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

     20. Any notice or other communication given pursuant to this Agreement shall be deemed given in writing if delivered in person, or if given by telephone or facsimile: (i) if to the Selling Stockholder, at                                                             , facsimile number                                         , with a copy to Venable LLP, 575 7th Street N.W., Washington, DC 20004, Attention: Frederic T. Spindel, Esq., facsimile number (202) 344-8300; (ii) if to the Custodian, to it at SunTrust Bank, 58 Edgewood Avenue, Room 225, Atlanta, Georgia, 30303, Attention: Bryan Echols, facsimile number (404) 332-3875; (iii) if to the Attorneys-In-Fact, Gary C. Pierson, Michael P. Collison and Christine Everest Gaylord, c/o Oklahoma Publishing Company, P.O. Box 25125, Oklahoma City, Oklahoma 73125, facsimile number (405) 475-3969, with a copy to Venable LLP, 8010 Towers Crescent Drive, Suite 300, Vienna, Virginia 22182-2707; Attention: Matthew B. Swartz, Esq.; and (iv) if to the Underwriters c/o of the Representatives: J.P. Morgan Securities Inc., 277 Park Avenue, 8th Floor, New York, New York, 10172 (fax: (212) 622-8358); Attention: Syndicate Desk, and to Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005 (fax: (212) 797-9344); Attention: Syndicate Desk and a copy to the General Counsel’s Office (fax: (212) 797-4564), with a copy to Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York, 10022-6069, Attention: Andrew R. Schleider, Esq. (fax: (212) 848-7179)).

     21. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

[SIGNATURE PAGE FOLLOWS]

(Print Name of Selling Stockholder)

Signature of Selling Stockholder Guaranteed by*:	(Please sign Stockholder name exactly as Stockholder name appears on the Company’s share register)**

By:

An Authorized Representative Name: Title:

*(Note: The signature must be guaranteed
by a bank or trust company, a broker
dealer, municipal securities dealer or broker,
government securities dealer or broker, a
credit union, a national securities exchange,
registered securities association or clearing
agency, a savings institution that is a
participant in a Securities Transfer
Association recognized program, or a
Medallion Signature Guarantor.)	Name and address to which notices and funds shall be sent: (Name) (Street) (City) (State) (Zip Code)

or if funds are to be sent by wire transfer, the account number where funds shall be deposited:

Bank:
Account No.
ABA NO.:
Reference:
For further credit to:
Account No.:
Taxpayer Identification Number

**(NOTE: If the Stockholder is other than a natural person, the signature of an authorized representative is required.)

ACCEPTED by the Attorneys-In-Fact as of the date above set forth:	ACCEPTED by the Custodian as of the date above set forth:

SunTrust Bank

Name: Gary C. Pierson

By:

Name: Title:
Name: Michael P. Collison

Name: Christine Gaylord Everest

(May be executed by any two of the three above Attorneys-In-Fact)

SEE THE ATTACHED INSTRUCTIONS

INSTRUCTIONS

(For completing the Custody Agreement and Power of Attorney)

     A. You have been sent five copies of the Custody Agreement and Power of Attorney (the “Agreement”). Please complete and return four copies of the Agreement and stock power(s) set forth in paragraph D below. A fully executed copy of this Agreement will be returned to you; a fully executed copy of the Agreement and your Shares in book-entry form will be retained by the Custodian; and a fully executed copy of the Agreement will be delivered to the Attorneys-In-Fact and to the Representatives.

     B. Each copy of the Agreement, all enclosed documentation necessary to authorize the Custodian to convert the Shares held in book-entry form into certificates on your behalf at the direction of the Attorneys-In-Fact and each stock power deposited hereunder must be executed by you (or by your duly authorized representative) with the signature(s) on the Agreement, the conversion documentation and the accompanying stock power guaranteed by a bank or trust company, a broker dealer, municipal securities dealer or broker, government securities dealer or broker, a credit union, a national securities exchange, registered securities association or clearing agency, a savings institution that is a participant in a Securities Transfer Association recognized program, or a Medallion Signature Guarantor. Please sign your name on the stock power, the conversion documentation and the Agreement exactly as such name appears in the Company’s share register. In addition, please remember to enclose the appropriate instruments pursuant to which the Custodian will be authorized to convert the Shares on your behalf in your package to the Custodian along with your endorsed stock powers.

     D. Endorsed stock powers, all signed documentation necessary to authorize the Custodian to convert the Shares held in book-entry form into certificates on your behalf at the direction of the Attorneys-in-Fact and four executed copies of the completed Agreement should be promptly returned by hand delivery or by certified mail appropriately insured to:

Bryan Echols
SunTrust Bank
58 Edgewood Avenue
Room 225
Atlanta, Georgia 30303